Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate May 5, 2022	Brandon J. Haspett Investor Relations 716-857-7697	Karen M. Camiolo Treasurer 716-857-7344

NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the second quarter of its 2022 fiscal year and for the six months ended March 31, 2022.

FISCAL 2022 SECOND QUARTER SUMMARY
•GAAP net income of $167.3 million, or $1.82 per share, compared to GAAP net income of $112.4 million, or $1.23 per share, in the prior year, an increase of 48% per share.
•Adjusted operating results of $154.4 million, or $1.68 per share, an increase of 25%, compared to $1.34 per share, in the prior year (see non-GAAP reconciliation on page 2).
•Adjusted EBITDA of $337.6 million, an increase of 13%, compared to $298.4 million in the prior year (see non-GAAP reconciliation on page 24).
•Published inaugural Climate Report in March 2022, which further aligns the Company's climate-risk disclosures with the Task Force on Climate-Related Financial Disclosures framework, and evaluates the resilience of our operations to potential risks associated with climate change, including a less than 2-degree Celsius scenario.
•Achieved certification under Project Canary's TrustWellTM responsibly sourced gas program with Platinum or Gold ratings for all 121 wells included in pilot, which combined, produce approximately 300 million cubic feet per day, or approximately 30%, of the Company's Appalachian production. This accreditation is in addition to the prior certification of 100% of the Company's Appalachian production as responsibly sourced under Equitable Origin's EO100TM Standard for Responsible Energy Development.
•Company is increasing its fiscal 2022 earnings guidance to a range of $5.70 to $6.00 per share, an increase of $0.50 per share at the midpoint, excluding items impacting comparability (see Guidance Summary on page 8).

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel had a strong second quarter, with adjusted operating results increasing 25% compared to the prior year. Led by continued Appalachian natural gas production growth and higher commodity prices at our non-regulated businesses, earnings improved across all segments. With Supply Corporation’s FM100 project in service and Seneca fully utilizing its expanded firm transportation portfolio, we have reached an inflection point where we now anticipate generating meaningful free cash flow into the future. We expect to use that free cash flow to reduce leverage on our balance sheet and pursue shareholder value-enhancing opportunities to deploy capital across the system.”

DIVESTITURE OF CALIFORNIA PROPERTIES

On May 1, 2022, the Company entered into a purchase and sale agreement to sell Seneca’s California oil and gas assets to Sentinel Peak Resources California LLC for total consideration between $280 million and $310 million, depending on oil prices. This consideration consists of $280 million in cash at closing, plus up to three annual contingent payments between calendar 2023 and 2025 that can total $30 million in aggregate. The value of these contingent payments is $1 million for each dollar that Brent crude oil prices average over $95 per barrel in each respective year, with a maximum of $10 million in any given year. The transaction has an effective date of April 1, 2022 and is expected to close on June 30, 2022, subject to customary closing conditions (including waivers of certain transfer restrictions).

Page 2.

Mr. Bauer added: “Our California operations and the team supporting them have been a terrific asset to Seneca over the three-plus decades that we have owned them, generating substantial free cash that supported our significant investment in the Appalachian Basin. However, given the strength of commodity prices, and the continued growth of Seneca’s Appalachian position, the timing was right to pursue a sale. Proceeds from this transaction will help accelerate our deleveraging efforts and provide us additional financial flexibility in the near-term.”

Kirkland & Ellis LLP served as the legal advisor to National Fuel. Lazard Capital served as financial advisor in connection with the transaction.

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2022	2021	2022	2021
Reported GAAP Earnings	$167,328	$112,436	$299,720	$190,210
Items impacting comparability:
Reduction of other post-retirement regulatory liability (Utility)	(18,533)	—	(18,533)	—
Tax impact of reduction of other post-retirement regulatory liability	3,892	—	3,892	—
Impairment of oil and gas properties (E&P)	—	—	—	76,152
Tax impact of impairment of oil and gas properties	—	—	—	(20,980)
Gain on sale of timber properties (Corporate / All Other)	—	—	—	(51,066)
Tax impact of gain on sale of timber properties	—	—	—	14,069
Premium paid on early redemption of debt	—	15,715	—	15,715
Tax impact of premium paid on early redemption of debt	—	(4,321)	—	(4,321)
Unrealized (gain) loss on other investments (Corporate / All Other)	2,170	(848)	6,659	450
Tax impact of unrealized (gain) loss on other investments	(456)	178	(1,398)	(94)
Adjusted Operating Results	$154,401	$123,160	$290,340	$220,135

Reported GAAP Earnings Per Share	$1.82	$1.23	$3.26	$2.08
Items impacting comparability:
Reduction of other post-retirement regulatory liability, net of tax (Utility)	(0.16)	—	(0.16)	—
Impairment of oil and gas properties, net of tax (E&P)	—	—	—	0.60
Gain on sale of timber properties, net of tax (Corporate / All Other)	—	—	—	(0.40)
Premium paid on early redemption of debt, net of tax	—	0.12	—	0.12
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	0.02	(0.01)	0.05	—
Adjusted Operating Results Per Share	$1.68	$1.34	$3.15	$2.40

FISCAL 2022 GUIDANCE UPDATE

National Fuel is revising its fiscal 2022 earnings guidance range and is now projecting earnings, excluding items impacting comparability, will be within the range of $5.70 to $6.00 per share, an increase of $0.50 per share from the midpoint of the Company’s prior guidance range. This updated range reflects the results of the second quarter, along with updated assumptions for the balance of the year, which have been adjusted to exclude Seneca’s California operations as of June 30, 2022 in conjunction with the expected closing date of its divestiture.

The Company is now assuming that NYMEX natural gas prices will average $7.25 per MMBtu for the remainder of fiscal 2022, a $2.75 increase per MMBtu from the $4.50 per MMBtu assumed in the previous guidance. Additionally, the Company is now projecting that WTI oil prices will average $100.00 per Bbl for the remainder of the year, a $20.00 increase from the $80.00 per Bbl assumed in the previous guidance. For guidance purposes, the Company’s updated projections approximate the current NYMEX forward markets for natural gas and oil and consider the impact of local sales point differentials and new physical firm sales, transportation, and financial hedge contracts.

The Exploration and Production segment’s fiscal 2022 net production is now expected to be in the range of 340 to 360 Bcfe, a 2.5 Bcfe reduction at the midpoint. However, this revised range reflects the loss of approximately 4 Bcfe of production related to the sale of Seneca’s California properties. Seneca currently has firm sales contracts in place for approximately 90% of its projected remaining fiscal 2022 Appalachian production, limiting its exposure to in-basin markets. Approximately 83% of expected remaining Appalachian production is either matched by a financial hedge or was entered into at a fixed price.
-more-

Page 3.

As a result of the expected divestiture of its California operations, Seneca has revised its unit costs to reflect the removal of higher cost oil production, when compared to its Appalachian operations. Lease Operating Expense (“LOE”) has been revised lower, now expected to be within the range of $0.78 to $0.80 per Mcfe. Depreciation, Depletion and Amortization (“DD&A”) was revised to a range of $0.58 to $0.60 per Mcfe. Also, General & Administrative ("G&A”) expense has been reduced to a range of $0.19 to $0.20 per Mcfe, which excludes any potential transaction costs associated with sale of the California operations.

The Company’s consolidated capital expenditures are now expected to be in the range of $725 to $870 million, a $60.0 million, or 8%, increase from the midpoint of previous guidance. The $50 million increase at the midpoint in the Exploration and Production segment is largely related to a planned acceleration of completions activity this summer, including utilizing our spot crew on two Tioga County Utica pads sooner than previously forecasted. Increased production resulting from this acceleration is expected to commence later this fiscal year and ramp up in the following quarters, maximizing production for the upcoming winter. Additionally, Seneca continues to experience modest inflation above previous expectations. Lastly, the Utility segment is expecting increased spending during the upcoming construction season as part of its ongoing modernization program focused on replacing aging infrastructure and reducing our emission profile.

Additional details on the Company's updated forecast assumptions and business segment guidance for fiscal 2022 are outlined in the table on page 8.

DISCUSSION OF SECOND QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended March 31, 2022 is summarized in a tabular form on pages 9 and 10 of this report (earnings drivers for the six months ended March 31, 2022 are summarized on pages 11 and 12). It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended
	March 31,
(in thousands)	2022	2021	Variance
GAAP Earnings	$71,121	$36,822	$34,299
Premium paid on early redemption of debt, net of tax	—	10,710	(10,710)
Adjusted Operating Results	$71,121	$47,532	$23,589

Adjusted EBITDA	$158,450	$127,146	$31,304

Seneca’s second quarter GAAP earnings increased $34.3 million versus the prior year. Excluding a $10.7 million (after-tax) loss on the early redemption of long-term debt recorded in the prior year's second quarter, Seneca’s earnings increased $23.6 million primarily due to higher realized natural gas and crude oil prices and higher natural gas production, as well as higher other operating revenues and lower interest expense, partially offset by higher operating expenses.

Seneca produced 87.1 Bcfe during the second quarter, an increase of 1.9 Bcfe, or 2%, from the prior year. This is a result of a 2.1 Bcf increase in natural gas production primarily due to growth from Seneca's two-rig development program in Appalachia. Seneca's crude oil production in California decreased 39 MBbls, or 7%, versus the prior year due to natural production declines.

-more-

Page 4.

Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $2.60 per Mcf, an increase of $0.32 per Mcf from the prior year. This increase was primarily due to higher NYMEX prices and higher spot prices at local sales points in Pennsylvania. Seneca's average realized oil price, after the impact of hedging, was $70.45 per Bbl, an increase of $13.34 per Bbl compared to the prior year.

Seneca’s increase in other operating revenues of $4.7 million was primarily attributable to a temporary release of capacity on Leidy South through March 2022.

Lease operating and transportation (“LOE”) expense increased $5.5 million primarily due to higher steam fuel costs as a result of higher natural gas prices, along with higher well repairs and workover activity in California. Depreciation, depletion and amortization ("DD&A") expense increased $4.4 million due to higher natural gas production and a higher per unit DD&A rate, which was driven by an increase in capitalized costs in Seneca's full cost pool. Seneca's other operating expenses increased $2.1 million due primarily to higher consulting and technology-related expenses, and an increase in operating costs from additional water treatment plants acquired in September 2021. As a result of the recent increase in natural gas prices, other taxes increased $2.4 million primarily due to a higher expected Impact Fee in Pennsylvania (the Impact Fees are calculated annually based on calendar year NYMEX natural gas prices).

Excluding the premium paid on the early redemption of debt noted above, interest expense decreased $3.2 million due primarily to a decrease in outstanding principal balances associated with Seneca's long-term intercompany borrowings coupled with a lower weighted average interest rate as a result of the Company's issuance of a 2.95% coupon 10-year note in February 2021, which re-financed a 4.9% coupon 10-year note that was redeemed in March 2021.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2022	2021	Variance
GAAP Earnings	$25,470	$24,928	$542

Adjusted EBITDA	$61,371	$58,570	$2,801

The Pipeline and Storage segment’s second quarter GAAP earnings increased $0.5 million versus the prior year primarily due to an increase in operating revenues, partially offset by higher operation and maintenance ("O&M") expense and higher DD&A expense. The increase in operating revenues of $8.7 million was primarily attributable to higher transportation revenues from new demand charges for service on the expansion component of Supply Corporation's FM100 Project, which was placed in service in December 2021. O&M expense increased $4.7 million primarily due to the non-recurrence of a $3.9 million favorable adjustment to the reserve for project development costs recorded in last year's second quarter. Higher pipeline integrity and vehicle fuel costs also contributed to the increase in O&M expense. The increase in DD&A expense of $1.6 million was primarily attributable to incremental depreciation expense from the FM100 Project.

-more-

Page 5.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which primarily delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	March 31,
(in thousands)	2022	2021	Variance
GAAP Earnings	$22,092	$20,700	$1,392
Premium paid on early redemption of debt, net of tax	—	684	(684)
Adjusted Operating Results	$22,092	$21,384	$708

Adjusted EBITDA	$43,056	$41,424	$1,632

The Gathering segment’s second quarter GAAP earnings increased $1.4 million versus the prior year. Excluding a $0.7 million (after-tax) loss on the early redemption of long-term debt recorded in the prior year's second quarter, the Gathering segment's earnings increased $0.7 million. The earnings increase was primarily driven by higher operating revenues, which was partially offset by higher O&M expense. Operating revenues increased $2.3 million, or 5%, primarily driven by an 8.6 Bcf increase in gathered volumes for a non-affiliated natural gas producer in Appalachia. The increase in O&M expense of $0.7 million was primarily due to higher compressor station operating and preventative maintenance activity during the quarter.

Downstream Business

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2022	2021	Variance
GAAP Earnings	$53,048	$32,044	$21,004
Reduction of other post-retirement regulatory liability, net of tax	(14,641)	—	(14,641)
Adjusted Operating Results	$38,407	$32,044	$6,363

Adjusted EBITDA	$77,529	$73,885	$3,644

The Utility segment’s second quarter GAAP earnings increased $21.0 million versus the prior year. In February 2022, the Pennsylvania Public Utilities Commission concluded a regulatory proceeding that addressed Distribution’s recovery of other post-employment benefit (“OPEB”) expenses. As a result of that proceeding, Distribution recorded an adjustment to an OPEB-related regulatory liability that benefitted earnings by $18.5 million ($14.6 million after-tax) and agreed to reduce its base rates in Pennsylvania to eliminate the recovery of OPEB expenses effective October 1, 2021.

Excluding the impact of the reduction in the OPEB regulatory liability, the Utility segment's second quarter earnings increased $6.4 million primarily due to higher customer margin (operating revenues less purchased gas sold) and a decrease in non-service post-retirement benefit costs recorded in other income (deductions). The increase in customer margin was due primarily to increased customer usage, largely attributable to colder weather in Distribution's Pennsylvania territory (Pennsylvania was 8% colder on average than last year), combined with higher revenues from the Company's system modernization tracking mechanism in its New York service territory. These factors were partially offset by the aforementioned reduction in base rates in Pennsylvania. The impact of weather variations on earnings in Distribution's New York service territory is largely mitigated by that jurisdiction's weather normalization clause. With the elimination of OPEB expenses in customer rates, there was a decrease in non-service post-retirement benefit costs recorded in other income (deductions). Distribution’s Pennsylvania service territory recognized OPEB income during the second quarter of fiscal 2022 whereas in the prior year’s second quarter it recognized OPEB expenses to match against the OPEB amounts collected in base rates.
-more-

Page 6.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $4.4 million in the current year second quarter, which was a $2.3 million higher than the combined net loss of $2.1 million in the prior-year second quarter. The increase in net loss was primarily driven by unrealized losses on investment securities recognized in the current quarter compared to unrealized gains on investment securities in the prior-year second quarter.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, May 6, 2022, at 11 a.m. Eastern Time to discuss this announcement. Pre-registration is required to access the teleconference by phone in a listen-only mode by following this link: http://www.directeventreg.com/registration/event/4564187. To access the webcast, visit the Events Calendar under the News & Events page on the NFG Investor Relations website at investor.nationalfuelgas.com. A replay of the conference call will be available approximately two hours following the teleconference at the same website link and by phone at 416-621-4642 or 800-585-8367 using conference ID number “4564187”. Both the webcast and conference call replay will be available until the close of business on Friday, May 13, 2022.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brandon J. Haspett	716-857-7697
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; the length and severity of the ongoing COVID-19 pandemic, including its impacts across our businesses on demand, operations, global supply chains and liquidity; changes in economic conditions, including inflationary pressures and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; changes in the price of natural gas or oil; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, including disruptions due to the COVID-19 pandemic, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; the Company's ability to complete planned strategic transactions; the Company's ability to successfully integrate acquired assets and achieve expected cost synergies; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on
-more-

Page 7.

health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company's workforce, including potential work stoppages during negotiations; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
-more-

Page 8.

yes
NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2022. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

The revised earnings guidance range does not include the impact of certain items that impacted the comparability of earnings during the six months ended March 31, 2022, including: (1) the after-tax reduction of an other post-retirement regulatory liability, which increased earnings by $0.16 per share; and (2) after-tax unrealized losses on other investments, which reduced earnings by $0.05 per share. While the Company expects to record certain adjustments to unrealized gain or loss on investments during the six months ending September 30, 2022, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Updated FY 2022 Guidance	Previous FY 2022 Guidance
Consolidated Earnings per Share, excluding items impacting comparability	$5.70 to $6.00	$5.20 to $5.50
Consolidated Effective Tax Rate	~ 25-26%	~ 25-26%

Capital Expenditures (Millions)
Exploration and Production	$475 - $550	$425 - $500
Pipeline and Storage	$100 - $150	$100 - $150
Gathering	$50 - $60	$50 - $60
Utility	$100 - $110	$90 - $100
Consolidated Capital Expenditures	$725 - $870	$665 - $810

Exploration & Production Segment Guidance*

Commodity Price Assumptions
NYMEX natural gas price	$7.25 /MMBtu	$4.50 /MMBtu
Appalachian basin spot price	$6.25 /MMBtu	$3.65 /MMBtu
NYMEX (WTI) crude oil price	$100.00 /Bbl	$80.00 /Bbl
California oil price premium (% of WTI)	99%	97%

Production (Bcfe)	340 to 360	340 to 365

E&P Operating Costs ($/Mcfe)
LOE	$0.78 - $0.80	$0.81 - $0.84
G&A	$0.19 - $0.20	$0.19 - $0.21
DD&A	$0.58 - $0.60	$0.59 - $0.62

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$205 - $225	$200 - $225
Pipeline and Storage Segment Revenues	$360 - $380	$360 - $380

* Commodity price assumptions are for the remaining 6 months of the fiscal year.

Page 9.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2022
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Second quarter 2021 GAAP earnings	$36,822	$24,928	$20,700	$32,044	$(2,058)	$112,436
Items impacting comparability:
Premium paid on early redemption of debt	14,772		943			15,715
Tax impact of premium paid on early redemption of debt	(4,062)		(259)			(4,321)
Unrealized (gain) loss on other investments					(848)	(848)
Tax impact of unrealized (gain) loss on other investments					178	178
Second quarter 2021 adjusted operating results	47,532	24,928	21,384	32,044	(2,728)	123,160
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	3,758					3,758
Higher (lower) crude oil production	(1,755)					(1,755)
Higher (lower) realized natural gas prices, after hedging	21,487					21,487
Higher (lower) realized crude oil prices, after hedging	5,508					5,508
Higher (lower) other operating revenues	3,713					3,713
Midstream Revenues
Higher (lower) operating revenues		6,257	1,850			8,107
Downstream Margins***
Impact of usage and weather				3,014		3,014
Impact of new rates				(3,055)		(3,055)
System modernization tracker revenues				1,594		1,594
Operating Expenses
Lower (higher) lease operating and transportation expenses	(4,377)					(4,377)
Lower (higher) operating expenses	(1,690)	(3,729)	(567)			(5,986)
Lower (higher) property, franchise and other taxes	(1,913)	(315)				(2,228)
Lower (higher) depreciation / depletion	(3,482)	(1,236)				(4,718)
Other Income (Expense)
(Higher) lower other deductions				5,197	(968)	4,229
(Higher) lower interest expense	2,563					2,563
Income Taxes
Lower (higher) income tax expense / effective tax rate	(307)	(171)	(508)	(1,164)	1,201	(949)
All other / rounding	84	(264)	(67)	777	(194)	336
Second quarter 2022 adjusted operating results	71,121	25,470	22,092	38,407	(2,689)	154,401
Items impacting comparability:
Reduction of other post-retirement regulatory liability				18,533		18,533
Tax impact of reduction of other post-retirement regulatory liability				(3,892)		(3,892)
Unrealized gain (loss) on other investments					(2,170)	(2,170)
Tax impact of unrealized gain (loss) on other investments					456	456
Second quarter 2022 GAAP earnings	$71,121	$25,470	$22,092	$53,048	$(4,403)	$167,328

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 10.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2022
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Second quarter 2021 GAAP earnings per share	$0.40	$0.27	$0.23	$0.35	$(0.02)	$1.23
Items impacting comparability:
Premium paid on early redemption of debt, net of tax	0.12		—			0.12
Unrealized (gain) loss on other investments, net of tax					(0.01)	(0.01)
Second quarter 2021 adjusted operating results per share	0.52	0.27	0.23	0.35	(0.03)	1.34
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.04					0.04
Higher (lower) crude oil production	(0.02)					(0.02)
Higher (lower) realized natural gas prices, after hedging	0.23					0.23
Higher (lower) realized crude oil prices, after hedging	0.06					0.06
Higher (lower) other operating revenues	0.04					0.04
Midstream Revenues
Higher (lower) operating revenues		0.07	0.02			0.09
Downstream Margins***
Impact of usage and weather				0.03		0.03
Impact of new rates				(0.03)		(0.03)
System modernization tracker revenues				0.02		0.02
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.05)					(0.05)
Lower (higher) operating expenses	(0.02)	(0.04)	(0.01)			(0.07)
Lower (higher) property, franchise and other taxes	(0.02)	—				(0.02)
Lower (higher) depreciation / depletion	(0.04)	(0.01)				(0.05)
Other Income (Expense)
(Higher) lower other deductions				0.06	(0.01)	0.05
(Higher) lower interest expense	0.03					0.03
Income Taxes
Lower (higher) income tax expense / effective tax rate	—	—	(0.01)	(0.01)	0.01	(0.01)
All other / rounding	—	(0.01)	0.01	—	—	—
Second quarter 2022 adjusted operating results per share	0.77	0.28	0.24	0.42	(0.03)	1.68
Items impacting comparability:
Reduction of other post-retirement regulatory liability, net of tax				0.16		0.16
Unrealized gain (loss) on other investments, net of tax					(0.02)	(0.02)
Second quarter 2022 GAAP earnings per share	$0.77	$0.28	$0.24	$0.58	$(0.05)	$1.82

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2022
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Six months ended March 31, 2021 GAAP earnings	$7,199	$49,112	$41,250	$55,081	$37,568	$190,210
Items impacting comparability:
Impairment of oil and gas properties	76,152					76,152
Tax impact of impairment of oil and gas properties	(20,980)					(20,980)
Gain on sale of timber properties					(51,066)	(51,066)
Tax impact of gain on sale of timber properties					14,069	14,069
Premium paid on early redemption of debt	14,772		943			15,715
Tax impact of premium paid on early redemption of debt	(4,062)		(259)			(4,321)
Unrealized (gain) loss on other investments					450	450
Tax impact of unrealized (gain) loss on other investments					(94)	(94)
Six months ended March 31, 2021 adjusted operating results	73,081	49,112	41,934	55,081	927	220,135
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	13,570					13,570
Higher (lower) crude oil production	(2,303)					(2,303)
Higher (lower) realized natural gas prices, after hedging	45,877					45,877
Higher (lower) realized crude oil prices, after hedging	11,664					11,664
Higher (lower) other operating revenues	5,618					5,618
Midstream Revenues
Higher (lower) operating revenues		6,375	5,972			12,347
Downstream Margins***
Impact of usage and weather				2,962		2,962
Impact of new rates				(4,840)		(4,840)
System modernization tracker revenues				2,375		2,375
Regulatory revenue adjustments				(804)		(804)
Higher (lower) energy marketing margins					1,298	1,298
Operating Expenses
Lower (higher) lease operating and transportation expenses	(7,186)					(7,186)
Lower (higher) operating expenses	(3,035)	(4,519)	(1,346)	(1,913)		(10,813)
Lower (higher) property, franchise and other taxes	(2,931)	(424)				(3,355)
Lower (higher) depreciation / depletion	(6,781)	(1,499)	(594)		311	(8,563)
Other Income (Expense)
(Higher) lower other deductions		949		6,891		7,840
(Higher) lower interest expense	5,216	421			(869)	4,768
Income Taxes
Lower (higher) income tax expense / effective tax rate	565	222	(703)	855	(1,226)	(287)
All other / rounding	135	—	(34)	(70)	6	37
Six months ended March 31, 2022 adjusted operating results	133,490	50,637	45,229	60,537	447	290,340
Items impacting comparability:
Reduction of other post-retirement regulatory liability				18,533		18,533
Tax impact of reduction of other post-retirement regulatory liability				(3,892)		(3,892)
Unrealized gain (loss) on other investments					(6,659)	(6,659)
Tax impact of unrealized gain (loss) on other investments					1,398	1,398
Six months ended March 31, 2022 GAAP earnings	$133,490	$50,637	$45,229	$75,178	$(4,814)	$299,720

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2022
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Six months ended March 31, 2021 GAAP earnings per share	$0.08	$0.54	$0.45	$0.60	$0.41	$2.08
Items impacting comparability:
Impairment of oil and gas properties, net of tax	0.60					0.60
Gain on sale of timber properties, net of tax					(0.40)	(0.40)
Premium paid on early redemption of debt, net of tax	0.12		—			0.12
Unrealized (gain) loss on other investments, net of tax					—	—
Six months ended March 31, 2021 adjusted operating results per share	0.80	0.54	0.45	0.60	0.01	2.40
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.15					0.15
Higher (lower) crude oil production	(0.03)					(0.03)
Higher (lower) realized natural gas prices, after hedging	0.50					0.50
Higher (lower) realized crude oil prices, after hedging	0.13					0.13
Higher (lower) other operating revenues	0.06					0.06
Midstream Revenues
Higher (lower) operating revenues		0.07	0.06			0.13
Downstream Margins***
Impact of usage and weather				0.03		0.03
Impact of new rates				(0.05)		(0.05)
System modernization tracker revenues				0.03		0.03
Regulatory revenue adjustments				(0.01)		(0.01)
Higher (lower) energy marketing margins					0.01	0.01
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.08)					(0.08)
Lower (higher) operating expenses	(0.03)	(0.05)	(0.01)	(0.02)		(0.11)
Lower (higher) property, franchise and other taxes	(0.03)	—				(0.03)
Lower (higher) depreciation / depletion	(0.07)	(0.02)	(0.01)		—	(0.10)
Other Income (Expense)
(Higher) lower other deductions		0.01		0.07		0.08
(Higher) lower interest expense	0.06	—			(0.01)	0.05
Income Taxes
Lower (higher) income tax expense / effective tax rate	0.01	—	(0.01)	0.01	(0.01)	—
All other / rounding	(0.02)	—	0.01	—	—	(0.01)
Six months ended March 31, 2022 adjusted operating results per share	1.45	0.55	0.49	0.66	—	3.15
Items impacting comparability:
Reduction of other post-retirement regulatory liability, net of tax				0.16		0.16
Unrealized gain (loss) on other investments, net of tax					(0.05)	(0.05)
Six months ended March 31, 2022 GAAP earnings per share	$1.45	$0.55	$0.49	$0.82	$(0.05)	$3.26

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2022	2021	2022	2021
Operating Revenues:
Utility and Energy Marketing Revenues	$369,092	$270,849	$605,776	$460,315
Exploration and Production and Other Revenues	261,676	220,281	505,957	412,316
Pipeline and Storage and Gathering Revenues	70,952	59,985	136,544	119,644
	701,720	551,115	1,248,277	992,275
Operating Expenses:
Purchased Gas	199,592	106,661	301,219	158,280
Operation and Maintenance:
Utility and Energy Marketing	53,476	52,058	100,120	96,944
Exploration and Production and Other	49,806	41,895	95,425	83,922
Pipeline and Storage and Gathering	33,518	28,133	63,446	56,231
Property, Franchise and Other Taxes	27,717	23,987	52,219	46,768
Depreciation, Depletion and Amortization	91,245	84,342	179,823	167,462
Impairment of Oil and Gas Producing Properties	—	—	—	76,152
	455,354	337,076	792,252	685,759
Gain on Sale of Timber Properties	—	—	—	51,066
Operating Income	246,366	214,039	456,025	357,582

Other Income (Expense):
Other Income (Deductions)	10,018	(10,875)	8,940	(13,051)
Interest Expense on Long-Term Debt	(30,079)	(48,820)	(60,209)	(81,076)
Other Interest Expense	(1,519)	(1,698)	(2,680)	(3,618)

Income Before Income Taxes	224,786	152,646	402,076	259,837

Income Tax Expense	57,458	40,210	102,356	69,627

Net Income Available for Common Stock	$167,328	$112,436	$299,720	$190,210

Earnings Per Common Share
Basic	$1.83	$1.23	$3.28	$2.09
Diluted	$1.82	$1.23	$3.26	$2.08

Weighted Average Common Shares:
Used in Basic Calculation	91,444,638	91,163,291	91,354,488	91,084,620
Used in Diluted Calculation	92,064,711	91,645,679	92,047,467	91,581,918

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2022	2021
ASSETS
Property, Plant and Equipment	$13,457,342	$13,103,639
Less - Accumulated Depreciation, Depletion and Amortization	6,882,961	6,719,356
Net Property, Plant and Equipment	6,574,381	6,384,283
Current Assets:
Cash and Temporary Cash Investments	52,569	31,528
Hedging Collateral Deposits	102,370	88,610
Receivables - Net	339,421	205,294
Unbilled Revenue	49,551	17,000
Gas Stored Underground	6,302	33,669
Materials, Supplies and Emission Allowances	48,887	53,560
Unrecovered Purchased Gas Costs	3,751	33,128
Other Current Assets	68,265	59,660
Total Current Assets	671,116	522,449
Other Assets:
Recoverable Future Taxes	123,709	121,992
Unamortized Debt Expense	9,735	10,589
Other Regulatory Assets	57,693	60,145
Deferred Charges	81,646	59,939
Other Investments	103,164	149,632
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	178,102	149,151
Fair Value of Derivative Financial Instruments	1	—
Other	—	1,169
Total Other Assets	559,526	558,093
Total Assets	$7,805,023	$7,464,825
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 91,449,226 Shares and 91,181,549 Shares, Respectively	$91,449	$91,182
Paid in Capital	1,018,784	1,017,446
Earnings Reinvested in the Business	1,407,683	1,191,175
Accumulated Other Comprehensive Loss	(654,254)	(513,597)
Total Comprehensive Shareholders' Equity	1,863,662	1,786,206
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,081,529	2,628,687
Total Capitalization	3,945,191	4,414,893
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	218,000	158,500
Current Portion of Long-Term Debt	549,000	—
Accounts Payable	135,775	171,655
Amounts Payable to Customers	3,422	21
Dividends Payable	41,608	41,487
Interest Payable on Long-Term Debt	17,376	17,376
Customer Advances	—	17,223
Customer Security Deposits	20,766	19,292
Other Accruals and Current Liabilities	218,139	194,169
Fair Value of Derivative Financial Instruments	802,076	616,410
Total Current and Accrued Liabilities	2,006,162	1,236,133
Other Liabilities:
Deferred Income Taxes	709,598	660,420
Taxes Refundable to Customers	348,480	354,089
Cost of Removal Regulatory Liability	252,471	245,636
Other Regulatory Liabilities	196,589	200,643
Pension and Other Post-Retirement Liabilities	4,756	7,526
Asset Retirement Obligations	207,047	209,639
Other Liabilities	134,729	135,846
Total Other Liabilities	1,853,670	1,813,799
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$7,805,023	$7,464,825

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	March 31,
(Thousands of Dollars)	2022	2021

Operating Activities:
Net Income Available for Common Stock	$299,720	$190,210
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Gain on Sale of Timber Properties	—	(51,066)
Impairment of Oil and Gas Producing Properties	—	76,152
Depreciation, Depletion and Amortization	179,823	167,462
Deferred Income Taxes	94,212	61,408
Premium Paid on Early Redemption of Debt	—	15,715
Stock-Based Compensation	10,631	8,657
Reduction of Other Post-Retirement Regulatory Liability	(18,533)	—
Other	14,494	6,742
Change in:
Receivables and Unbilled Revenue	(166,584)	(101,159)
Gas Stored Underground and Materials, Supplies and Emission Allowances	32,040	27,258
Unrecovered Purchased Gas Costs	29,377	(479)
Other Current Assets	(8,605)	(8,447)
Accounts Payable	2,006	8,613
Amounts Payable to Customers	3,401	8,980
Customer Advances	(17,223)	(15,319)
Customer Security Deposits	1,474	2,304
Other Accruals and Current Liabilities	11,164	9,058
Other Assets	(32,659)	11,039
Other Liabilities	(9,119)	5
Net Cash Provided by Operating Activities	$425,619	$417,133

Investing Activities:
Capital Expenditures	$(415,415)	$(338,867)
Net Proceeds from Sale of Oil and Gas Producing Properties	13,525	—
Net Proceeds from Sale of Timber Properties	—	104,582
Sale of Fixed Income Mutual Fund Shares in Grantor Trust	30,000	—
Other	13,689	12,095
Net Cash Used in Investing Activities	$(358,201)	$(222,190)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$59,500	$(30,000)
Reduction of Long-Term Debt	—	(515,715)
Dividends Paid on Common Stock	(83,091)	(81,035)
Net Proceeds From Issuance of Long-Term Debt	—	495,267
Net Repurchases of Common Stock	(9,026)	(3,534)
Net Cash Used in Financing Activities	$(32,617)	$(135,017)

Net Increase in Cash, Cash Equivalents, and Restricted Cash	34,801	59,926
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	120,138	20,541
Cash, Cash Equivalents, and Restricted Cash at March 31	$154,939	$80,467

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
EXPLORATION AND PRODUCTION SEGMENT	2022	2021	Variance	2022	2021	Variance
Total Operating Revenues	$261,593	$220,187	$41,406	$505,791	$411,582	$94,209
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	18,798	17,899	899	36,553	34,852	1,701
Lease Operating and Transportation Expense	72,548	67,008	5,540	141,684	132,588	9,096
All Other Operation and Maintenance Expense	4,756	3,515	1,241	9,328	7,187	2,141
Property, Franchise and Other Taxes	7,041	4,619	2,422	12,775	9,065	3,710
Depreciation, Depletion and Amortization	50,547	46,139	4,408	100,054	91,471	8,583
Impairment of Oil and Gas Producing Properties	—	—	—	—	76,152	(76,152)
	153,690	139,180	14,510	300,394	351,315	(50,921)

Operating Income	107,903	81,007	26,896	205,397	60,267	145,130

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(186)	(286)	100	(372)	(570)	198
Interest and Other Income	75	67	8	131	158	(27)
Interest Expense on Long-Term Debt	—	(15,119)	15,119	—	(15,119)	15,119
Interest Expense	(12,206)	(15,103)	2,897	(24,338)	(30,594)	6,256
Income Before Income Taxes	95,586	50,566	45,020	180,818	14,142	166,676
Income Tax Expense	24,465	13,744	10,721	47,328	6,943	40,385
Net Income	$71,121	$36,822	$34,299	$133,490	$7,199	$126,291
Net Income Per Share (Diluted)	$0.77	$0.40	$0.37	$1.45	$0.08	$1.37

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
PIPELINE AND STORAGE SEGMENT	2022	2021	Variance	2022	2021	Variance
Revenues from External Customers	$67,795	$59,314	$8,481	$129,342	$118,623	$10,719
Intersegment Revenues	27,602	27,390	212	54,405	55,846	(1,441)
Total Operating Revenues	95,397	86,704	8,693	183,747	174,469	9,278
Operating Expenses:
Purchased Gas	989	216	773	1,437	229	1,208
Operation and Maintenance	24,438	19,718	4,720	46,611	40,891	5,720
Property, Franchise and Other Taxes	8,599	8,200	399	17,180	16,643	537
Depreciation, Depletion and Amortization	17,294	15,729	1,565	33,095	31,197	1,898
	51,320	43,863	7,457	98,323	88,960	9,363

Operating Income	44,077	42,841	1,236	85,424	85,509	(85)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	767	125	642	1,534	250	1,284
Interest and Other Income	192	939	(747)	1,595	1,795	(200)
Interest Expense	(10,618)	(10,552)	(66)	(20,750)	(21,283)	533
Income Before Income Taxes	34,418	33,353	1,065	67,803	66,271	1,532
Income Tax Expense	8,948	8,425	523	17,166	17,159	7
Net Income	$25,470	$24,928	$542	$50,637	$49,112	$1,525
Net Income Per Share (Diluted)	$0.28	$0.27	$0.01	$0.55	$0.54	$0.01

	Three Months Ended			Six Months Ended
	March 31,			March 31,
GATHERING SEGMENT	2022	2021	Variance	2022	2021	Variance
Revenues from External Customers	$3,157	$671	$2,486	$7,202	$1,021	$6,181
Intersegment Revenues	49,447	49,591	(144)	97,627	96,249	1,378
Total Operating Revenues	52,604	50,262	2,342	104,829	97,270	7,559
Operating Expenses:
Operation and Maintenance	9,551	8,833	718	17,739	16,035	1,704
Property, Franchise and Other Taxes	(3)	5	(8)	2	18	(16)
Depreciation, Depletion and Amortization	8,362	8,096	266	16,753	16,001	752
	17,910	16,934	976	34,494	32,054	2,440

Operating Income	34,694	33,328	1,366	70,335	65,216	5,119

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(56)	(68)	12	(112)	(135)	23
Interest and Other Income	18	9	9	27	243	(216)
Interest Expense on Long-Term Debt	—	(965)	965	—	(965)	965
Interest Expense	(4,071)	(4,201)	130	(8,219)	(8,332)	113
Income Before Income Taxes	30,585	28,103	2,482	62,031	56,027	6,004
Income Tax Expense	8,493	7,403	1,090	16,802	14,777	2,025
Net Income	$22,092	$20,700	$1,392	$45,229	$41,250	$3,979
Net Income Per Share (Diluted)	$0.24	$0.23	$0.01	$0.49	$0.45	$0.04

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
UTILITY SEGMENT	2022	2021	Variance	2022	2021	Variance
Revenues from External Customers	$369,092	$270,784	$98,308	$605,776	$459,684	$146,092
Intersegment Revenues	110	97	13	184	197	(13)
Total Operating Revenues	369,202	270,881	98,321	605,960	459,881	146,079
Operating Expenses:
Purchased Gas	225,469	133,132	92,337	352,680	210,164	142,516
Operation and Maintenance	54,249	52,864	1,385	101,710	98,116	3,594
Property, Franchise and Other Taxes	11,955	11,000	955	22,013	20,748	1,265
Depreciation, Depletion and Amortization	14,997	14,311	686	29,827	28,305	1,522
	306,670	211,307	95,363	506,230	357,333	148,897

Operating Income	62,532	59,574	2,958	99,730	102,548	(2,818)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit (Costs)	13,023	(12,243)	25,266	8,697	(18,927)	27,624
Interest and Other Income	289	443	(154)	813	1,181	(368)
Interest Expense	(5,504)	(5,495)	(9)	(11,028)	(10,947)	(81)
Income Before Income Taxes	70,340	42,279	28,061	98,212	73,855	24,357
Income Tax Expense	17,292	10,235	7,057	23,034	18,774	4,260
Net Income	$53,048	$32,044	$21,004	$75,178	$55,081	$20,097
Net Income Per Share (Diluted)	$0.58	$0.35	$0.23	$0.82	$0.60	$0.22

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
ALL OTHER	2022	2021	Variance	2022	2021	Variance
Revenues from External Customers	$—	$64	$(64)	$—	$1,175	$(1,175)
Intersegment Revenues	—	1	(1)	6	20	(14)
Total Operating Revenues	—	65	(65)	6	1,195	(1,189)
Operating Expenses:
Purchased Gas	—	6	(6)	6	2,293	(2,287)
Operation and Maintenance	—	(81)	81	5	683	(678)
Property, Franchise and Other Taxes	—	38	(38)	—	47	(47)
Depreciation, Depletion and Amortization	—	9	(9)	—	394	(394)
	—	(28)	28	11	3,417	(3,406)
Gain on Sale of Timber Properties	—	—	—	—	51,066	(51,066)
Operating Income (Loss)	—	93	(93)	(5)	48,844	(48,849)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	—	(3)	3	—	(7)	7
Interest and Other Income	—	41	(41)	2	225	(223)
Income (Loss) before Income Taxes	—	131	(131)	(3)	49,062	(49,065)
Income Tax Expense	—	1,114	(1,114)	4	12,485	(12,481)
Net Income (Loss)	$—	$(983)	$983	$(7)	$36,577	$(36,584)
Net Income (Loss) Per Share (Diluted)	$—	$(0.01)	$0.01	$—	$0.40	$(0.40)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
CORPORATE	2022	2021	Variance	2022	2021	Variance
Revenues from External Customers	$83	$95	$(12)	$166	$190	$(24)
Intersegment Revenues	1,082	1,027	55	2,165	1,691	474
Total Operating Revenues	1,165	1,122	43	2,331	1,881	450
Operating Expenses:
Operation and Maintenance	3,835	3,743	92	6,844	6,342	502
Property, Franchise and Other Taxes	125	125	—	249	247	2
Depreciation, Depletion and Amortization	45	58	(13)	94	94	—
	4,005	3,926	79	7,187	6,683	504

Operating Loss	(2,840)	(2,804)	(36)	(4,856)	(4,802)	(54)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(1,017)	(922)	(95)	(2,034)	(1,846)	(188)
Interest and Other Income	28,740	35,317	(6,577)	61,918	74,296	(12,378)
Interest Expense on Long-Term Debt	(30,079)	(32,736)	2,657	(60,209)	(64,992)	4,783
Other Interest Expense	(947)	(641)	(306)	(1,604)	(2,176)	572
Income (Loss) before Income Taxes	(6,143)	(1,786)	(4,357)	(6,785)	480	(7,265)
Income Tax Expense (Benefit)	(1,740)	(711)	(1,029)	(1,978)	(511)	(1,467)
Net Income (Loss)	$(4,403)	$(1,075)	$(3,328)	$(4,807)	$991	$(5,798)
Net Income (Loss) Per Share (Diluted)	$(0.05)	$(0.01)	$(0.04)	$(0.05)	$0.01	$(0.06)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
INTERSEGMENT ELIMINATIONS	2022	2021	Variance	2022	2021	Variance
Intersegment Revenues	$(78,241)	$(78,106)	$(135)	$(154,387)	$(154,003)	$(384)
Operating Expenses:
Purchased Gas	(26,866)	(26,693)	(173)	(52,904)	(54,406)	1,502
Operation and Maintenance	(51,375)	(51,413)	38	(101,483)	(99,597)	(1,886)
	(78,241)	(78,106)	(135)	(154,387)	(154,003)	(384)
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(31,827)	(34,294)	2,467	(63,259)	(69,714)	6,455
Interest Expense	31,827	34,294	(2,467)	63,259	69,714	(6,455)
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Six Months Ended
	March 31,					March 31,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2022		2021		(Decrease)	2022		2021		(Decrease)

Capital Expenditures:
Exploration and Production	$134,748	'(1)	$88,271	'(3)	$46,477	$273,960	(1)(2)	$169,610	(3)(4)	$104,350
Pipeline and Storage	14,404	'(1)	47,970	'(3)	(33,566)	38,465	(1)(2)	91,693	(3)(4)	(53,228)
Gathering	11,055	'(1)	11,099	'(3)	(44)	19,975	(1)(2)	19,419	(3)(4)	556
Utility	23,925	'(1)	24,480	'(3)	(555)	43,308	(1)(2)	41,825	(3)(4)	1,483
Total Reportable Segments	184,132		171,820		12,312	375,708		322,547		53,161
All Other	—		—		—	—		—		—
Corporate	271		50		221	496		89		407
Eliminations	—		(373)		373	—		(219)		219
Total Capital Expenditures	$184,403		$171,497		$12,906	$376,204		$322,417		$53,787

(1)Capital expenditures for the quarter and six months ended March 31, 2022, include accounts payable and accrued liabilities related to capital expenditures of $52.5 million, $3.5 million, $3.4 million, and $4.1 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2022, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the six months ended March 31, 2022, exclude capital expenditures of $47.9 million, $39.4 million, $4.8 million and $10.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2021 and paid during the six months ended March 31, 2022. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2021, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2022.

(3)Capital expenditures for the quarter and six months ended March 31, 2021, include accounts payable and accrued liabilities related to capital expenditures of $44.5 million, $16.0 million, $2.9 million, and $4.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2021, since they represent non-cash investing activities at that date.

(4)Capital expenditures for the six months ended March 31, 2021, exclude capital expenditures of $45.8 million, $17.3 million, $13.5 million and $10.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2020 and paid during the six months ended March 31, 2021. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2020, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2021.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended March 31,	Normal	2022	2021	Normal (1)	Last Year (1)
Buffalo, NY	3,290	3,161	2,978	(3.9)	6.1
Erie, PA	3,108	2,973	2,750	(4.3)	8.1

Six Months Ended March 31,
Buffalo, NY	5,543	4,865	4,899	(12.2)	(0.7)
Erie, PA	5,152	4,533	4,447	(12.0)	1.9

(1)Percents compare actual 2022 degree days to normal degree days and actual 2022 degree days to actual 2021 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	83,565	81,446	2,119	164,954	157,115	7,839
West Coast	397	428	(31)	805	869	(64)
Total Production	83,962	81,874	2,088	165,759	157,984	7,775

Average Prices (Per Mcf)
Appalachia	$3.97	$2.28	$1.69	$4.18	$2.23	$1.95
West Coast	10.04	7.14	2.90	9.91	6.07	3.84
Weighted Average	4.00	2.31	1.69	4.21	2.25	1.96
Weighted Average after Hedging	2.60	2.28	0.32	2.56	2.21	0.35

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	1	1	—	1	1	—
West Coast	522	561	(39)	1,070	1,124	(54)
Total Production	523	562	(39)	1,071	1,125	(54)

Average Prices (Per Barrel)
Appalachia	$78.32	$48.47	$29.85	$75.38	$43.83	$31.55
West Coast	94.95	59.83	35.12	85.93	51.64	34.29
Weighted Average	94.93	59.82	35.11	85.93	51.63	34.30
Weighted Average after Hedging	70.45	57.11	13.34	67.30	53.50	13.80

Total Production (MMcfe)	87,100	85,246	1,854	172,185	164,734	7,451

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.22	$0.21	$0.01	$0.21	$0.21	$—
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.83	$0.79	$0.04	$0.82	$0.80	$0.02
Depreciation, Depletion & Amortization per Mcfe (1)	$0.58	$0.54	$0.04	$0.58	$0.56	$0.02

(1)Refer to page 16 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)Amounts include transportation expense of $0.55 and $0.57 per Mcfe for the three months ended March 31, 2022 and March 31, 2021, respectively. Amounts include transportation expense of $0.56 and $0.57 per Mcfe for the six months ended March 31, 2022 and March 31, 2021, respectively.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Six Months of Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
Brent	570,000	BBL	$58.28 / BBL
NYMEX	78,000	BBL	$51.00 / BBL
Total	648,000	BBL	$57.40 / BBL
Gas Swaps
NYMEX	107,160,000	MMBTU	$2.76 / MMBTU
Fixed Price Physical Sales	38,061,033	MMBTU	$2.65 / MMBTU
Total	145,221,033	MMBTU	$2.73 / MMBTU
Hedging Summary for Fiscal 2023	Volume		Average Hedge Price
Oil Swaps
Brent	480,000	BBL	$58.48 / BBL
Total	480,000	BBL	$58.48 / BBL
Gas Swaps
NYMEX	116,200,000	MMBTU	$2.79 / MMBTU
No Cost Collars	70,400,000	MMBTU	$3.11 / MMBTU (Floor) / $3.64 / MMBTU (Ceiling)
Fixed Price Physical Sales	72,896,598	MMBTU	$2.45 / MMBTU
Total	259,496,598	MMBTU
Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Oil Swaps
Brent	120,000	BBL	$50.30 / BBL
Total	120,000	BBL	$50.30 / BBL
Gas Swaps
NYMEX	61,080,000	MMBTU	$2.72 / MMBTU
No Cost Collars	59,200,000	MMBTU	$3.20 / MMBTU (Floor) / $3.78 / MMBTU (Ceiling)
Fixed Price Physical Sales	59,807,855	MMBTU	$2.22 / MMBTU
Total	180,087,855	MMBTU
Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Oil Swaps
Brent	120,000	BBL	$50.32 / BBL
Total	120,000	BBL	$50.32 / BBL
Gas Swaps
NYMEX	23,660,000	MMBTU	$2.74 / MMBTU
No Cost Collars	22,400,000	MMBTU	$3.24 / MMBTU (Floor) / $3.65 / MMBTU (Ceiling)
Fixed Price Physical Sales	56,366,847	MMBTU	$2.21 / MMBTU
Total	102,426,847	MMBTU
Hedging Summary for Fiscal 2026	Volume		Average Hedge Price
Gas Swaps
NYMEX	1,720,000	MMBTU	$2.75 / MMBTU
No Cost Collars	19,200,000	MMBTU	$3.25 / MMBTU (Floor) / $3.61 / MMBTU (Ceiling)
Fixed Price Physical Sales	58,883,559	MMBTU	$2.30 / MMBTU
Total	79,803,559	MMBTU
Hedging Summary for Fiscal 2027	Volume		Average Hedge Price
No Cost Collars	1,600,000	MMBTU	$3.25 / MMBTU (Floor) / $3.61 / MMBTU (Ceiling)
Fixed Price Physical Sales	43,434,257	MMBTU	$2.35 / MMBTU
Total	45,034,257	MMBTU
Hedging Summary for Fiscal 2028	Volume		Average Hedge Price
Fixed Price Physical Sales	11,850,451	MMBTU	$2.48 / MMBTU
Hedging Summary for Fiscal 2029	Volume		Average Hedge Price
Fixed Price Physical Sales	766,673	MMBTU	$2.54 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Firm Transportation - Affiliated	46,459	43,124	3,335	74,656	73,088	1,568
Firm Transportation - Non-Affiliated	185,571	166,372	19,199	350,967	339,436	11,531
Interruptible Transportation	752	435	317	1,520	1,024	496
	232,782	209,931	22,851	427,143	413,548	13,595

Gathering Volume - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Gathered Volume	103,736	95,121	8,615	204,829	183,466	21,363

Utility Throughput - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Retail Sales:
Residential Sales	32,026	29,052	2,974	49,521	47,465	2,056
Commercial Sales	4,923	4,309	614	7,466	6,836	630
Industrial Sales	268	223	45	392	376	16
	37,217	33,584	3,633	57,379	54,677	2,702
Transportation	25,745	24,584	1,161	43,338	42,518	820
	62,962	58,168	4,794	100,717	97,195	3,522

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results, Adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the six months ended March 31, 2022 and 2021:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2022	2021	2022	2021
Reported GAAP Earnings	$167,328	$112,436	$299,720	$190,210
Items impacting comparability:
Reduction of other post-retirement regulatory liability (Utility)	(18,533)	—	(18,533)	—
Tax impact of reduction of other post-retirement regulatory liability	3,892	—	3,892	—
Impairment of oil and gas properties (E&P)	—	—	—	76,152
Tax impact of impairment of oil and gas properties	—	—	—	(20,980)
Gain on sale of timber properties (Corporate/All Other)	—	—	—	(51,066)
Tax impact of gain on sale of timber properties	—	—	—	14,069
Premium paid on early redemption of debt	—	15,715	—	15,715
Tax impact of premium paid on early redemption of debt	—	(4,321)	—	(4,321)
Unrealized (gain) loss on other investments (Corporate/All Other)	2,170	(848)	6,659	450
Tax impact of unrealized (gain) loss on other investments	(456)	178	(1,398)	(94)
Adjusted Operating Results	$154,401	$123,160	$290,340	$220,135

Reported GAAP Earnings Per Share	$1.82	$1.23	$3.26	$2.08
Items impacting comparability:
Reduction of other post-retirement regulatory liability, net of tax (Utility)	(0.16)	—	(0.16)	—
Impairment of oil and gas properties, net of tax (E&P)	—	—	—	0.60
Gain on sale of timber properties, net of tax (Corporate/All Other)	—	—	—	(0.40)
Premium paid on early redemption of debt, net of tax	—	0.12	—	0.12
Unrealized (gain) loss on other investments, net of tax (Corporate/All Other)	0.02	(0.01)	0.05	—
Adjusted Operating Results Per Share	$1.68	$1.34	$3.15	$2.40

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and six months ended March 31, 2022 and 2021:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2022	2021	2022	2021
Reported GAAP Earnings	$167,328	$112,436	$299,720	$190,210
Depreciation, Depletion and Amortization	91,245	84,342	179,823	167,462
Other (Income) Deductions	(10,018)	10,875	(8,940)	13,051
Interest Expense	31,598	50,518	62,889	84,694
Income Taxes	57,458	40,210	102,356	69,627
Impairment of Oil and Gas Producing Properties	—	—	—	76,152
Gain on Sale of Timber Properties	—	—	—	(51,066)
Adjusted EBITDA	$337,611	$298,381	$635,848	$550,130

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$61,371	$58,570	$118,519	$116,706
Gathering Adjusted EBITDA	43,056	41,424	87,088	81,217
Total Midstream Businesses Adjusted EBITDA	104,427	99,994	205,607	197,923
Exploration and Production Adjusted EBITDA	158,450	127,146	305,451	227,890
Utility Adjusted EBITDA	77,529	73,885	129,557	130,853
Corporate and All Other Adjusted EBITDA	(2,795)	(2,644)	(4,767)	(6,536)
Total Adjusted EBITDA	$337,611	$298,381	$635,848	$550,130

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2022	2021	2022	2021
Exploration and Production Segment
Reported GAAP Earnings	$71,121	$36,822	$133,490	$7,199
Depreciation, Depletion and Amortization	50,547	46,139	100,054	91,471
Other (Income) Deductions	111	219	241	412
Interest Expense	12,206	30,222	24,338	45,713
Income Taxes	24,465	13,744	47,328	6,943
Impairment of Oil and Gas Producing Properties	—	—	—	76,152
Adjusted EBITDA	$158,450	$127,146	$305,451	$227,890

Pipeline and Storage Segment
Reported GAAP Earnings	$25,470	$24,928	$50,637	$49,112
Depreciation, Depletion and Amortization	17,294	15,729	33,095	31,197
Other (Income) Deductions	(959)	(1,064)	(3,129)	(2,045)
Interest Expense	10,618	10,552	20,750	21,283
Income Taxes	8,948	8,425	17,166	17,159
Adjusted EBITDA	$61,371	$58,570	$118,519	$116,706

Gathering Segment
Reported GAAP Earnings	$22,092	$20,700	$45,229	$41,250
Depreciation, Depletion and Amortization	8,362	8,096	16,753	16,001
Other (Income) Deductions	38	59	85	(108)
Interest Expense	4,071	5,166	8,219	9,297
Income Taxes	8,493	7,403	16,802	14,777
Adjusted EBITDA	$43,056	$41,424	$87,088	$81,217

Utility Segment
Reported GAAP Earnings	$53,048	$32,044	$75,178	$55,081
Depreciation, Depletion and Amortization	14,997	14,311	29,827	28,305
Other (Income) Deductions	(13,312)	11,800	(9,510)	17,746
Interest Expense	5,504	5,495	11,028	10,947
Income Taxes	17,292	10,235	23,034	18,774
Adjusted EBITDA	$77,529	$73,885	$129,557	$130,853

Corporate and All Other
Reported GAAP Earnings	$(4,403)	$(2,058)	$(4,814)	$37,568
Depreciation, Depletion and Amortization	45	67	94	488
Gain on Sale of Timber Properties	—	—	—	(51,066)
Other (Income) Deductions	4,104	(139)	3,373	(2,954)
Interest Expense	(801)	(917)	(1,446)	(2,546)
Income Taxes	(1,740)	403	(1,974)	11,974
Adjusted EBITDA	$(2,795)	$(2,644)	$(4,767)	$(6,536)

Management defines free cash flow as funds from operations less capital expenditures. The Company is unable to provide a reconciliation of projected free cash flow as described in this release to its comparable financial measure calculated in accordance with GAAP without unreasonable efforts. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.